ADMINISTRATION AGREEMENT

                           BETWEEN CONSECO FUND GROUP

                                       AND

                              CONSECO SERVICES LLC


      THIS ADMINISTRATION AGREEMENT is entered into as of this 2nd day of January, 1997, by and between Conseco Fund Group (the "Trust"), a Massachusetts business trust having its principal office and place of business at 11825 N. Pennsylvania St., Carmel, Indiana, and Conseco Services LLC (the "Administrator"), an Indiana limited liability company having its principal office and place of business at 11815 N. Pennsylvania St., Carmel, Indiana.

                                   WITNESSETH:

      WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series, with each series representing interests in a separate portfolio of securities and other assets (the "Funds"); and

      WHEREAS, the Trust, on behalf of the Funds, desires the Administrator to provide administrative services, and the Administrator desires to provide said services directly or through other entities;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, conditions and agreements contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, mutually agree as follows:

1.    TERMS OF APPOINTMENT: DUTIES OF THE ADMINISTRATOR

1.1 Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of the Funds, hereby engages the Administrator to provide, and the Administrator agrees to provide, administrative services to the Trust, to its Funds and to the shareholders of each of the respective Funds of the Trust ("Shareholders") as set out hereunder and in the currently effective prospectus and statement of additional information ("Prospectus") of the Trust on behalf of the applicable Fund.

1.2   The Administrator agrees that it will perform the following services:

      (a) The Administrator shall provide administrative services on behalf of the Funds which may be agreed upon in writing between the Trust and the Administrator and will include (i) furnishing the Funds with such office space, equipment, and personnel as needed in connection with their operation, (ii) administering the


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            corporate  affairs  of  the  Funds,   including   supervising  the
            preparation  and filing of all documents  required for  compliance
            by  the  Funds  with  applicable  laws  and   regulations,   (iii)
            monitoring   and   documenting   compliance   by  the  Funds  with
            applicable investment policies and restrictions, (iv) furnishing clerical and bookkeeping services as needed by the Funds in connection with their operation, including but not limited to establishing appropriate expense accruals, maintaining expense files and coordinating payment of invoices, (v) supervising the maintenance of books and records, (vi) fund accounting, (vii) assisting in the preparation of annual and other reports to shareholders of the Funds, the Securities and Exchange Commission and any appropriate governmental body, (viii) monitoring and reporting on compliance with NASD rules, (ix) monitoring and reporting on compliance with applicable Internal Revenue Code provisions and regulations, (x) reviewing and filing any federal, state and local income tax returns pertaining to the Funds as requested by the Trust, (xi) providing Blue Sky services, (xii) preparing for meetings of the Trust's Board of Trustees and shareholders, (xiii) permitting its officers and employees to serve without compensation as Trustees or officers of the Trust if elected to such positions, (xiv) overseeing the determination and publication of the Funds' net asset value in accordance with the Funds' policies as adopted from time to time by the Trustees,
            and  (xv)  in  general,   supervising   the   performance  of  the
            administrative functions necessary to the Funds in connection with their operation, subject to the ultimate supervision and direction of the Trustees.

      (b) The administrative services provided hereunder will exclude (i) portfolio custodial services provided by the Trust's custodian bank, (ii) transfer agency services provided by the Trust's transfer agent, (iii) distribution services provided by the distributor of the Trust's Shares, Conseco Equity Sales, Inc., and (iv) any administrative services provided by the Trust's investment adviser pursuant to its investment advisory agreements with the Trust.

2.    FEES AND EXPENSES

2.1 For the performance by the Administrator pursuant to this Agreement, the Trust agrees on behalf of the Funds to pay the Administrator annual fees as set out below:

      (a) From each Fund, a fee of .20% per annum of its Class A shares' average daily net assets.

      (b) From each Fund, a fee of .20% per annum of its Class Y shares' average daily net assets.

            The fees and the extraordinary expenses identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Trust and the Administrator.



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




2.2 In addition to the fees paid under Section 2.1 above, the Trust agrees on behalf of the Funds to reimburse the Administrator for any extraordinary expenses incurred by the Administrator at the request of the Trust and upon the prior consent of the Trustees.

2.3 The Trust agrees on behalf of the Funds to pay all fees and reimbursable expenses promptly. The Administrator will bill the Trust monthly in arrears.

3.    REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR AND THE TRUST

3.1   The Administrator represents and warrants to the Trust that:

      (a) It is a limited liability company duly organized and existing, in good standing, under the laws of the State of Indiana.

      (b) It is duly qualified to carry on its business in the State of Indiana.

      (c) It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

      (d) All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

      (e) It has and will continue to have access to the necessary facilities equipment and personnel to perform its duties and obligations under this Agreement.

3.2   The Trust represents and warrants to the Administrator that:

      (a) It is a business trust duly organized and existing, in good standing, under the laws of the Commonwealth of Massachusetts.

      (b) It is empowered under applicable laws and by its Agreement and Declaration of Trust and By-Laws to enter into and perform this Agreement.

      (c) All corporate proceedings required by said Agreement and Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

      (d)   It  is  an  open-end  diversified   investment   management  company
            registered under the Investment Company Act of 1940, as amended (the "1940 Act").

      (e) A registration statement under the Securities Act of 1933, as amended, and the 1940 Act, on behalf of the Funds is currently effective and will remain effective, and appropriate securities filings have been made and will continue to be made with respect to all Shares of the Funds being offered for sale.



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




4.    CONFIDENTIALITY

      Subject to the duty of the Trust or the Administrator to comply with applicable law, each party hereto shall treat as confidential all information with respect to the other party received pursuant to this Agreement.

5.    INDEMNIFICATION

      The Administrator and its shareholders, officers, directors or employees shall not be responsible for, and the Trust shall on behalf of the applicable Fund indemnify and hold the Administrator harmless from, any and all losses, expenses and liability arising out of the Administrator's activities hereunder, except for willful misconduct, bad faith or negligence of the Administrator or that of its employees or the reckless disregard by the Administrator of its obligations and duties hereunder. Nothing herein shall in any way constitute a waiver or limitation of any rights which may exist under any federal securities laws.

6.    STANDARD OF CARE

      The Administrator shall at all times act in good faith and use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement. The Administrator assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees or subcontractors.

7.    COVENANTS OF THE ADMINISTRATOR

      The Administrator shall keep records relating to the services to be performed hereunder in the form and manner as it may deem advisable. To the extent required by Section 31 of the 1940 Act and the Rules thereunder, the Administrator agrees that all said records prepared or maintained by the Administrator relating to the services to be performed hereunder are the property of the Trust, and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

8.    ADDITIONAL FUNDS

      In the event that the Trust establishes one or more series of Shares in addition to the existing Funds with respect to which it desires to have the Administrator render administrative services under the terms hereof, it shall so notify the Administrator in writing. If the Administrator agrees in writing to provide said services, such series of Shares shall become a Fund hereunder.

9.    AMENDMENT

      This Agreement may be amended or modified by a written Agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Trust.



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




10.   ASSIGNMENT

10.1 Except as provided in Section 10.3 below, neither this agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

10.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

10.3 The Administrator may, without further consent on the part of the Trust, subcontract for the performance hereof with an affiliate or a non-affiliate of the Administrator, provided, however, that the Administrator shall be fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions. The Administrator shall compensate any subcontractor retained pursuant to this Agreement out of the fees it receives from the Funds pursuant to
      Section 2.1 above.

11.   TERM OF AGREEMENT

      This Agreement shall become effective on the date hereof and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter so long as such continuation is approved at least annually by
      (i) the Trustees of the Trust or by the vote of a majority of the outstanding voting securities of the Fund(s) and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, with such vote being cast in person at a meeting called for the purpose of voting on such approval.

12.   TERMINATION

      This  Agreement may be terminated by either party upon one hundred  twenty
      (120) days written notice to the other.

l 3.  APPLICABLE LAW

      This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Indiana.

14.   FORCE MAJEURE

      In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure, or other causes reasonably beyond its control, such party shall not be liable for damages to the other resulting from such failure to perform or otherwise from such causes.



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




15.   CONSEQUENTIAL DAMAGES

      Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

16.   MERGER OF AGREEMENT

      This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17.   LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

      A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Trust.

18.   COUNTERPARTS

      This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.




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






      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.


                                        CONSECO FUND GROUP

ATTEST:                                 By: /s/ Maxwell E. Bublitz
                                            ----------------------
                                            Maxwell E. Bublitz
/s/ William P. Latimer                      President
----------------------                      ---------
William P. Latimer                           [Title]


                                        CONSECO SERVICES LLC

ATTEST:                                 By: /s/ T.J. Kilian
                                            ------------------
                                            Thomas J. Kilian
/s/ Karl W. Kindig                          President
------------------                          ---------
Karl W. Kindig                               [Title]










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